Exhibit 99.1

MediciNova Reports Fourth Quarter and Full Year 2012 Results

SAN DIEGO, Calif. – March 28, 2013 – MediciNova, Inc. a biopharmaceutical company traded on the NASDAQ Global Market (Trading Symbol: MNOV) and the Jasdaq Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the fourth quarter and full year ended December 31, 2012.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 28, 2013 and is available through investors.medicinova.com/sec.cfm.

Financial Results

For the quarter ended December 31, 2012, MediciNova reported a net loss of $2.4 million, or $0.14 per share, compared to a net loss of $3.5 million, or $0.22 per share, for the same period last year. For the quarter ended December 31, 2012, service revenue relating to the Kissei services agreement was approximately $40,000. There were no revenues for the quarter ended December 31, 2011. Research and development expenses were $0.8 million for the quarter ended December 31, 2012, as compared to $1.4 million for the quarter ended December 31, 2011. The decrease in research and development expenses was due primarily to a decrease in spending on MN-221 resulting from the completion of the MN-221-CL-007 trial in patients with acute exacerbations of asthma, partially offset by an increase in spending on our MN-221-CL-012 and MN-166 clinical trials. General and administrative expenses were $1.7 million for the quarter ended December 31, 2012, as compared to $2.1 million for the quarter ended December 31, 2011. The decrease in general and administrative expenses was due primarily to a decrease in employee compensation expense including stock-based compensation.

At December 31, 2012, we had available cash and cash equivalents of $4.0 million and working capital of $3.4 million. The Company will require additional cash funding to continue to execute its strategic plan and fund operations through December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Between August 21, 2012 and today’s date, we have generated proceeds of $3.0 million under the Common Stock Purchase Agreement with Aspire Capital Fund LLC (“Aspire”) including proceeds of $1.5 million subsequent to December 31, 2012. We have the right, subject to the terms of this agreement, to cause Aspire to acquire up to 3,231,096 shares for total gross proceeds not to exceed $20 million (including 2,019,696 shares issued or sold to Aspire to date for the $3.0 million). We expect to sell additional shares under this agreement during 2013 and we are also pursuing other opportunities to raise capital.

2012 Highlights

•	On January 16, 2012 MediciNova and the University of Colorado (CU) Boulder disclosed a license agreement for the use of ibudilast (MN-166) for the treatment of post-traumatic brain injury (TBI).

•

On February 1, 2012 MediciNova announced that it had received a Notice of Allowance from the U.S. Patent and Trademark Office for a pending patent application that covers the use of ibudilast (MN-166) for the treatment of progressive forms of multiple sclerosis.

•

On March 13, 2012 MediciNova announced that it had received a Notice of Allowance from the Japanese Patent Office for a pending patent application that covers the use of ibudilast (MN-166) for the treatment of multiple forms of chronic neuropathic pain.

•

On March 21, 2012 MediciNova announced that it had completed enrollment in its Phase 2 clinical trial (MN-221-CL-007) evaluating the efficacy and safety of MN-221 for treatment of acute exacerbations of asthma for patients who do not respond to standard pharmacotherapy.

•

On April 10, 2012 MediciNova announced the addition of David O’Toole, CPA to our Board of Directors. Mr. O’Toole complements the MediciNova Board with over 25 years of experience providing finance, consulting and international tax services to global companies. Mr. O’Toole is currently the Chief Financial Officer of Codexis, Inc., a biopharmaceutical company.

•

On April 23, 2012 MediciNova announced that it had received a Notice of Allowance from the Australian Government Patent Office for a pending patent application that covers the use of ibudilast (MN-166) for the treatment of multiple forms of chronic neuropathic pain.

•

On May 23, 2012 MediciNova announced preliminary trial results for our Phase 2b clinical trial of MN-221 in acute exacerbations of asthma and that the Company would move forward with an End-of-Phase 2 Meeting with the FDA.

•

On July 2, 2012 MediciNova announced that an End-of-Phase 2 meeting pertaining to the development of MN-221 for the treatment of acute exacerbations of asthma has been scheduled with the FDA. The Division of Pulmonary, Allergy, and Rheumatology Products (DPARP) of the FDA reviewed MediciNova’s meeting request submission and granted an End-of-Phase 2 meeting scheduled for October 22, 2012.

•

On August 20, 2012 MediciNova announced that it had entered into a common stock purchase agreement with Aspire Capital Fund, LLC. Aspire committed to purchase up to $20 million of MediciNova’s common stock over a two-year period following the date of the purchase agreement at prices based on the market price at the time of each sale.

•

On August 23, 2012 MediciNova announced positive preliminary results of a Phase 1b clinical trial involving multiple administrations of intravenous MN-221 over several days in patients with stable, moderate-to-severe chronic obstructive pulmonary disease (COPD).

•

On September 4, 2012 the University of California, Los Angeles’ (UCLA’s) Department of Family Medicine/Center for Behavioral and Addiction Medicine, and MediciNova, Inc. announced approval and funding by the National Institutes on Drug Abuse (NIDA), part of the National Institutes of Health, of a Phase 2 clinical trial studying the use of ibudilast (MN-166) for the treatment of methamphetamine addiction.

•

On October 22, 2012, MediciNova announced that it conducted an End-of-Phase 2 meeting pertaining to the development of MN-221 for the treatment of acute exacerbations of asthma with the United States Food and Drug Administration (FDA).

•

On October 25, 2012 MediciNova announced that it had received a Notice of Allowance from the European Patent Office for a pending patent application which covers the use of ibudilast (MN-166) for the treatment of progressive forms of multiple sclerosis (MS).

•

On November 12, 2012 MediciNova announced the publication of positive clinical results in asthma studies in the Journal of Asthma. The publication reported on two Phase 2a clinical trials conducted by MediciNova, MN-221-CL-004 and MN-221-CL-005, which assessed the safety, tolerability and FEV1 improvements in mild-moderate and moderate-severe asthmatics, respectively.

•

On November 18, 2012 MediciNova announced that it received Notices of Allowance from the European Patent Office (EPO) for two pending patent applications. One covers the use of ibudilast (MN-166) in drug addiction and the other provides for ibudilast use to enhance opioid analgesia in acute pain settings.

•

On November 20, 2012 MediciNova announced the initiation of enrollment of a Phase 2a trial with MN-166 (ibudilast) in prescription opioid or heroin abusers. The trial is being conducted at Columbia University and the New York State Psychiatric Institute and is funded by the National Institute on Drug Abuse (NIDA), a part of the National Institutes of Health.

•

On December 9, 2012 MediciNova announced that it was granted a Notice of Allowance from the U.S. Patent and Trademark Office for a pending patent application which covers the use of MN-221 for the treatment of acute exacerbations of asthma. The MN-221 patent maturing from this allowed patent application is expected to expire no earlier than 2030 and includes claims covering the use of MN-221 (bedoradrine) in combination with a standard of care (SOC) treatment regimen.

Recent Highlights in 2013

•

On January 3, 2013 MediciNova provided a development update on its lead program, MN-166, and on the MN-221 program. The company provided an update on its grant aided ibudilast (MN-166) neurological development program, which has trials ongoing in opioid dependence and methamphetamine dependence. The company also described the guidance it received from its MN-221 End-of-Phase 2 Meeting with the FDA including the next steps in manufacturing and clinical development, which will be partner-dependent.

•

On February 25, 2013 MediciNova announced that it had received Fast Track designation from the U.S. Food and Drug Administration (FDA) for ibudilast (MN-166) for the treatment of methamphetamine dependence. Fast Track is a process designed to facilitate the development and expedite the review of drugs that are intended to treat serious diseases and have the potential to fill an unmet medical need.

“This past year has been very productive for MediciNova as we have substantially increased the breadth of our MN-166 development program in opioid dependence and methamphetamine dependence and defined an approval pathway for MN-221. Building on this in 2013 we expect to expand the clinical development of MN-166 with grant-aided support and seek strategic partnership to continue the development progress of MN-221. We believe our continued focus on partnering with leading clinical developers provides our shareholders with very attractive leverage on the capital they have invested in us,” said Yuichi Iwaki, M.D., Ph.D, President and Chief Executive Officer of MediciNova, Inc.

About MediciNova

MediciNova, Inc. is a publicly traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a commercial focus on the U.S. market. MediciNova’s current strategy is to focus on its prioritized product candidate, MN-166 (ibudilast) for neurological disorders. MN-166 is being developed in Phase 1 and Phase 2 clinical trials for drug dependence and pain, largely through investigator sponsored trials and outside funding. Proceeding with proof-of-concept Phase 2b trial(s) in Progressive MS is dependent on receipt of funding, which we are pursuing. MediciNova is engaged in strategic partnering and consortium funding discussions to support further development of the ibudilast/MN-166 program and to continue the development progress of MN-221 for the treatment of acute exacerbations of asthma. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our clinical development strategies, including future development, statements regarding the progress of clinical trials, statements regarding expectations for the ibudilast/MN-166 program, including development of ibudilast/MN-166 for certain indications and expectations on future progress in the development of our drug candidates, expected timing of clinical trial results and any implication as to the results of our development, partnering and funding efforts, the implication of patent terms and potential product exclusivity and the implication that the company will have the ability to execute on its priorities. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, risks of obtaining future partner or grant funding for development of MN-166 and MN-221 and risks of raising sufficient capital when needed to fund MediciNova’s operations and contribution to clinical development, risks and uncertainties inherent in clinical trials, including the potential cost, expected timing and risks associated with clinical trials designed to meet FDA guidance and the viability of further development considering these factors, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks associated with the reliance on third parties to sponsor and fund clinical trials, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials, and the timing of expected filings with the regulatory authorities, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to obtain third party funding for programs and raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

INVESTOR CONTACT:

Mike Coffee

Chief Business Officer

MediciNova, Inc.

(858) 736-7180

coffee@medicinova.com

MEDIA CONTACT:

Stephanie Ashe

Continuum Health Communications

(650) 245-0425

sashe@continuumhealthcom.com

MEDICINOVA, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$4,010,530	$15,093,124
Prepaid expenses and other current assets	411,592	614,540

Total current assets	4,422,122	15,707,664
Goodwill	9,600,241	9,600,241
In-process research and development	4,800,000	4,800,000
Investment in joint venture	667,204	650,000
Property and equipment, net	78,474	29,425

Total assets	$19,568,041	$30,787,330

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$491,853	$718,882
Accrued expenses	314,652	1,515,815
Accrued compensation and related expenses	228,124	599,087
Current deferred revenue	3,163	863,510

Total current liabilities	1,037,792	3,697,294
Deferred tax liability	1,956,000	1,956,000
Long-term deferred revenue	1,694,257	1,636,490

Total liabilities	4,688,049	7,289,784
Stockholders’ equity:
Preferred stock, $0.01 par value; 3,000,000 and 500,000 shares authorized at December 31, 2012 and December 31, 2011; 220,000 shares issued at December 31, 2012 and December 31, 2011	2,200	2,200
Common stock, $0.001 par value; 100,000,000 and 30,000,000 shares authorized at December 31, 2012 and December 31, 2011; 17,407,311 and 16,127,615 shares issued at December 31, 2012 and December 31, 2011, respectively, and 17,403,125 and 16,088,015 shares outstanding at December 31, 2012 and December 31, 2011, respectively	17,407	16,128
Additional paid-in capital	312,293,225	309,998,251
Accumulated other comprehensive loss	(67,957)	(56,845)
Treasury stock, at cost; 4,186 shares at December 31, 2012 and 39,600 shares at December 31, 2011	(1,131,086)	(1,189,705 (1,197,935	) )
Deficit accumulated during the development stage	(296,233,797)	(285,272,483)

Total stockholders’ equity	14,879,992	23,497,546

Total liabilities and stockholders’ equity	$19,568,041	$30,787,330

MEDICINOVA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,		Period from September 26, 2000 (inception) to December 31, 2012
	2012	2011
Revenues	$802,580	$—	$2,360,807
Operating expenses:
Cost of revenues	—	—	1,258,421
Research and development	5,013,092	7,784,719	167,054,655
General and administrative	6,734,844	8,323,715	112,257,368

Total operating expenses	11,747,936	16,108,434	280,570,444

Operating loss	(10,945,356)	(16,108,434)	(278,209,637)
Impairment charge on investment securities	—	—	(1,735,212)
Other expense	(29,605)	(81,292)	(389,230)
Interest expense	—	(1,595,093)	(3,605,818)
Other income	24,791	62,316	19,145,183

Loss before income taxes	(10,950,170)	(17,722,503)	(264,794,714)
Income taxes	(11,144)	(11,573)	(75,961)

Net loss	(10,961,314)	(17,734,076)	(264,870,675)
Accretion to redemption value of redeemable convertible preferred stock	—	—	(98,445)
Deemed dividend resulting from beneficial conversion feature on Series C redeemable convertible preferred stock	—	—	(31,264,677)

Net loss applicable to common stockholders	(10,961,314)	$(17,734,076)	$(296,233,797)

Basic and diluted net loss per common share	$(0.66)	$(1.20)
Shares used to compute basic and diluted net loss per share	17,261,821	14,813,156

Net loss applicable to common stockholders	$(10,961,314)	$(17,734,076)	$(296,233,797)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(11,112)	(1,143)	(67,957)

Comprehensive loss	$(10,972,426)	$(17,735,219)	$(296,301,754)